Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ecoblu Products, Inc.
909 West Vista Way
Vista, CA 92083

We consent to the use in this Registration Statement on Amended Form S-1 of our report dated October 1, 2009, relating to the financial statements of Ecoblu Products, Inc. and to the reference of our firm under the headings "Experts."

Jonathon P. Reuben, C.P.A.
An Accountancy Corporation
Torrance, CA 90505
August 13, 2010